Exhibit 10.30

[Execution]

AMENDMENT NO. 1 TO LETTER OF CREDIT FACILITY AGREEMENT

AMENDMENT NO. 1 TO LETTER OF CREDIT FACILITY AGREEMENT, dated as of March 14, 2023 (this “Amendment No. 1”), by and among Bank of America, N.A., a national banking association, in its capacity as administrative agent and collateral agent (in such capacity, together with its successors and assigns, “Agent”) pursuant to the LC Credit Agreement (as defined below), each of the parties to the LC Credit Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”), BANK OF AMERICA, N.A., as issuing bank (in such capacity, “Issuing Bank”), Eastman Kodak Company, a New Jersey corporation (the “Borrower” or “Company”), the subsidiaries of Borrower party thereto as Guarantors (individually, each a “Guarantor” and collectively, “Guarantors”).

W I T N E S S E T H :

WHEREAS, Agent, Issuing Bank, Lenders and certain other parties have entered into a letter of credit facility pursuant to which Issuing Bank has issued, and may from time to time issue, letters of credit to Borrower as set forth in the Letter of Credit Facility Agreement, dated as of February 26, 2021, by and among Borrower, Guarantors, Lenders, Issuing Bank and Agent (as the same now exists and is amended and supplemented pursuant hereto and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “LC Credit Agreement”) and the other Loan Documents;

WHEREAS, Borrower and Guarantors have requested that Agent, Issuing Bank and Lenders agree to certain amendments to the LC Credit Agreement, and Agent, Issuing Bank and Lenders are willing to agree to such amendments, subject to the terms and conditions contained herein; and

WHEREAS, by this Amendment No. 1, Agent, Issuing Bank, Lenders and the Loan Parties intend to evidence such amendments;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Definitions.

1.1.    Additional Definitions. The Credit Agreement is hereby amended to include, in addition and not in limitation, the following definitions:

(a)    “Amendment No. 1” means the Amendment No. 1 to Letter of Credit Facility Agreement, dated as of March 14, 2023, by and among Agent, Issuing Bank, Lenders and Loan Parties, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(b)    “Amendment No. 1 Effective Date” means the first date on which the conditions precedent set forth in Section 6 of Amendment No. 1 are satisfied as set forth in the notice from Agent to Borrower provided for in Section 6 of Amendment No. 1.

1.2.    Amendments to Definition—Maturity Date. The definition of the term “Maturity Date” in the LC Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Maturity Date” means the earliest of: (a) June 12, 2024, (b) the termination of the ABL Credit Facility (or any Permitted Refinancing thereof), (c) the date that is ninety-one (91) days prior to the final maturity date under the Term Loan Agreement (or any Permitted Refinancing thereof), (d) the date that is ninety-one (91) days prior to the final maturity under the Convertible Note Documents (or any Permitted Refinancing thereof), (e) the date that is ninety-one (91) days prior to the date required for the redemption of the Series B Preferred Stock, or (f) the date that is ninety-one (91) days prior to the date required for the redemption of the Series C Preferred Stock.

2.    Amendment to Minimum Liquidity Covenant. Section 5.03(c) of the LC Credit Agreement is hereby amended to add a new sentence at the end thereof as follows:

Borrower shall have Minimum Liquidity of not less than $50,000,000 as of the close of business on each Business Day, provided, that, in the event that at any such time Minimum Liquidity shall be less than $50,000,000, it shall not be an Event of Default so long as: (i) the amount of the Minimum Liquidity is not less than $40,000,000, (ii) Borrower shall deposit or receive cash and Cash Equivalents in an amount not less than the amount required so that Minimum Liquidity shall be equal to or greater than $50,000,000 no later than the close of business on the next Business Day after the date that Minimum Liquidity shall be less than $50,000,000, and (iii) Minimum Liquidity shall not be less than $50,000,000 as of the close of business on more than two (2) Business Days in any calendar month.

3.    Representations and Warranties. Each Loan Party represents and warrants with and to Secured Parties as follows, which representations and warranties shall survive the execution and delivery hereof:

3.1.    As of the Amendment No. 1 Effective Date, no Default or Event of Default exists or has occurred and is continuing.

3.2.    This Amendment No. 1 has been duly authorized, executed and delivered by all necessary corporate or limited liability company action, as applicable, on the part of each Loan Party and, upon the notification by Agent to Borrower and Lenders of the Amendment No. 1 Effective Date, is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of each Loan Party, as the case may be, contained herein constitute legal, valid and binding obligations of each Loan Party, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

3.3.    All of the representations and warranties of each Loan Party set forth herein and in each of the other Loan Documents are true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) on and as of the Amendment No. 1 Effective Date before and after giving effect to the effectiveness of this Amendment No. 1 and the transactions contemplated hereby with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date.

4.    Amendment Fees. Borrower shall pay to Agent, for the account of the Lenders which execute this Amendment No. 1, the fees provided for in the Amendment No. 1 Fee Letter, dated of even date herewith, between Agent and Borrower (the “Amendment No. 1 Fee Letter”), which fees shall be fully earned and payable on the Amendment No. 1 Effective Date and shall be nonrefundable in all circumstances.

5.    Reaffirmation. Each Loan Party acknowledges, confirms and agrees that (a) it is indebted to Agent and Lenders under the LC Credit Agreement, including principal and all interest accrued and accruing thereon (to the extent applicable), and all fees, costs, expenses and other charges relating thereto, all of which are unconditionally owing by Loan Parties, without offset, defense or counterclaim of any kind, nature or description whatsoever, (b) Agent has had and shall on and after the date hereof continue to have, for itself and the benefit of the other Secured Parties, a security interest in and lien upon the Collateral heretofore granted to Agent (or its predecessors in whatever capacity) pursuant to the Loan Documents to secure the Obligations, (c) the liens and security interests of Agent in the Collateral shall be deemed to be continuously granted and perfected from the earliest date of the granting and perfection of such liens and security interests to Agent, and (d) the LC Credit Agreement and each of the other Loan Documents remain in full force and effect and are hereby ratified and confirmed.

6.    Conditions Precedent. The effectiveness of this Amendment No. 1 shall be subject to the satisfaction of each of the following conditions:

6.1.    Agent shall have received executed counterparts (originals or electronic copies) of this Amendment No. 1, duly authorized, executed and delivered by Agent, each of the Lenders and the Loan Parties;

6.2.    Agent shall have received, each in form and substance reasonably satisfactory to Agent, (a) customary legal opinions, (b) customary evidence of authority from each Loan Party, (c) customary officer’s certificates from each Loan Party, (d) good standing certificates (to the extent applicable) in the respective jurisdictions of organization of each Loan Party, and (e) lien searches with respect to each Loan Party. Agent, for the benefit of itself, Lenders, Issuing Bank and bank product providers, shall hold perfected, security interests in and liens upon the Collateral in the order of priority set forth in the Term Loan Intercreditor Agreement, and Agent shall have received such evidence of the foregoing as it reasonably requires;

6.3.    Agent shall have received evidence that (a) Borrower and Guarantors have entered into Amendment No. 5 to Amended and Restated Credit Agreement, with respect to the ABL Credit Facility Agreement, which shall be on terms and conditions reasonably satisfactory to Agent and Lenders, and (b) each of the conditions to the effectiveness thereof have been satisfied;

6.4.    Agent shall have received executed counterparts (originals or electronic copies) of the Amendment No. 1 Fee Letter, duly authorized, executed and delivered by Agent and Borrower, and the payment of all fees required to be paid on the Amendment No. 1 Effective Date under the terms thereof or otherwise under the other Loan Documents;

6.5.    after giving effect to this Amendment No. 1, no Default or Event of Default shall exist or have occurred and be continuing;

6.6.    no material adverse change in the business, operations, profits, assets or prospects of Loan Parties shall have occurred since September 30, 2022; and

6.7.    Agent and Lenders shall have received payment of all reasonable and documented out-of-pocket costs and expenses (including, without limitation, the reasonable and documented fees and expenses of counsel for Agent).

Agent shall notify Borrower and Lenders of the Amendment No. 1 Effective Date and such notice shall be conclusive and binding.

7.    Effect of Amendment No. 1. Except as expressly set forth herein, no other amendments, changes or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and the Loan Parties shall not be entitled to any other or further amendment by virtue of the provisions of this Amendment No. 1 or with respect to the subject matter of this Amendment No. 1. Nothing in this Amendment No. 1 shall be deemed to be a novation of any of the Obligations as defined in the LC Credit Agreement or in any way impair or otherwise affect the rights or obligations of the parties thereunder. The amendments provided for herein shall not, in any manner, be construed to impair, limit, cancel or extinguish, or constitute a novation in respect of, the Indebtedness and other obligations and liabilities of any Loan Party evidenced by or arising under the LC Credit Agreement or the other Loan Documents. To the extent of conflict between the terms of this Amendment No. 1 and the other Loan Documents, the terms of this Amendment No. 1 shall control. The LC Credit Agreement and this Amendment No. 1 shall be read and construed as one agreement. This Amendment No. 1 is a Loan Document.

8.    Jurisdiction. The provisions of Section 9.13 of the LC Credit Agreement shall apply with like effect to this Amendment No. 1.

9.    Binding Effect. This Amendment No. 1 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

10.    Waiver, Modification, Etc. No provision or term of this Amendment No. 1 may be modified, altered, waived, discharged or terminated orally or by course of conduct, but only by an instrument in writing executed by the party against whom such modification, alteration, waiver, discharge or termination is sought to be enforced.

11.    Further Assurances. The Loan Parties shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes of this Amendment No. 1.

12.    Entire Agreement. This Amendment No. 1 represents the entire agreement and understanding concerning the subject matter hereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

13.    Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 1.

14.    Counterparts. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement and may be executed by means of (i) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Any party delivering an executed counterpart of this Amendment No. 1 by electronic method of transmission shall also deliver an original executed counterpart of this Amendment No. 1, but the failure to do so shall not affect the validity, enforceability, and binding effect of this Amendment No. 1.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their authorized officers as of the day and year first above written.

EASTMAN KODAK COMPANY

By:	/s/ Matthew C. Ebersold
Name:	Matthew C. Ebersold
Title:	Treasurer

EASTMAN KODAK INTERNATIONAL CAPITAL COMPANY INC.
FAR EAST DEVELOPMENT LTD.
KODAK (NEAR EAST), INC.
KODAK AMERICAS, LTD.

By:	/s/ Matthew C. Ebersold
Name:	Matthew C. Ebersold
Title:	Treasurer

KODAK PHILIPPINES, LTD.

By:	/s/ Matthew C. Ebersold
Name:	Matthew C. Ebersold
Title:	Treasurer

BANK OF AMERICA, N.A., as Agent, Issuing Bank and Lender

By:	/s/ Matthew T. O’Keefe
Name:	Matthew T. O’Keefe
Title:	Senior Vice President

SIEMENS FINANCIAL SERVICES, INC., as a Lender

By:	/s/ Jeffrey B. Iervese
Name:	Jeffrey B. Iervese
Title:	Vice President

By:	/s/ Richard Holston
Name:	Richard Holston
Title:	Vice President

WEBSTER BUSINESS CREDIT, a Division of Webster Bank, N.A., successor by merger to Webster Business Credit Corporation, as a Lender

By:	/s/ George Kwong
Name:	George Kwong
Title:	Managing Director